UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

ARDENT HEALTH SERVICES LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-110117	62-1862223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Burton Hills Boulevard, Suite 250, Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:       (615) 296-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE

Item 5.     Other Events.

     Ardent Health Services LLC (the “Company”) issued a press release on May 11, 2004. The press release announced that the Company signed a definitive agreement to acquire Hillcrest Healthcare System in Tulsa, Oklahoma. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

     (c)     Exhibits.

           99.1     Copy of press release issued by the Company on May 11, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDENT HEALTH SERVICES LLC
By:	/s/ R. Dirk Allison
	Name:	R. Dirk Allison
	Title:	Executive Vice President and Chief Financial Officer

Date: May 12, 2004

EXHIBIT INDEX

     The following is a list of the exhibits filed herewith.

Exhibit
Number	Description of Exhibit
99.1	Press release issued by Ardent Health Services LLC on May 11, 2004.